UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 28, 2005

SALISBURY BANCORP, INC. (Exact name of registrant as specified in charter)

Connecticut (State or other jurisdiction of incorporation)	0-24751 (Commission File Number)	06-1514263 (IRS Employer Identification No.)

5 Bissell Street, Lakeville, Connecticut (Address of principal executive offices)	06039-1868 (zip code)

Registrant's telephone number, including area code: (860) 435-9801

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (12 C.F.R. 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Form 8-K, Current Report
Salisbury Bancorp, Inc.

Section 5.     Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)	Not Applicable.

(b)	Not Applicable.

                (c)        John F. Perotti, the current President and Chief Executive Officer was elected to serve as Chairman of the Boards of Directors of the Company and the Bank. He will continue to serve as Chief Executive Officer of both entities. Richard J. Cantele, Jr., the current Executive Vice President, was appointed President and Chief Operating Officer of both entities. John F. Foley, the current Chief Financial Officer of both entities and Treasurer of the Company and Senior Vice President, Comptroller, and Principal Financial Officer of the Bank was named Chief Financial Officer and Treasurer of both entities. These appointments are effective February 1, 2005. No changes were made to the agreements between the registrant and such officers.

                (d)        At the January 28, 2005 meeting of the Board of Directors of the Company, the Board elected Richard J. Cantele, Jr. to the Board of Directors of the Company effective February 1, 2005. In addition, Mr. Cantele was elected to serve as a Director of the Company’s subsidiary, the Bank, effective on February 1, 2005. Mr. Cantele has served as an executive officer of the Company since 2001 and of the Bank since 1989. Mr. Cantele serves on the loan committee of the Bank. He has not yet been appointed to committees of the Board of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

                (1)        Effective January 28, 2005, the Board of Directors of the Company amended and restated the Bylaws of the Company. The amendments modify a number of provisions to reflect current practices of the Company. For example, Article II, Section 11 was amended to provide that the Chair of the Board, rather than the President, or such Directors as he or she may designate, shall preside over all shareholder meetings. Similarly, Article III, Section 15 was amended to provide that the Board shall elect a Director to be Chair. The Chair, or in his or her absence the Chief Executive Officer, or another member elected by the Board, shall preside at all Board meetings. Such provision was also amended to provide for the election of an independent “Presiding Director” by the Board in the event that the Chair is not independent in accordance with the rules of any exchange upon which the securities of the Company are listed for trading. Article III, Section 13 was amended to rename certain committees of the Board to properly reflect the Company’s current practices. In addition, certain changes were made to the formal titles of certain officers. For example, reference to the election of a Chief Executive Officer has been added to Article IV, Section 1 and Article IV, Sections 4, 5 and 6 were amended to clarify the responsibilities of the Chief Executive Officer and President. Finally, certain grammatical revisions were made to the Bylaws which do not affect the substantive meaning of such provisions.

        A copy of the amended and restated Bylaws reflecting the changes described above are attached hereto as Exhibit A.

Section 9.    Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Exhibits Exhibit Index 99.1 Press Release dated January 31, 2005. A. Bylaws 6.01(3)(ii)

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: January 31, 2005	SALISBURY BANCORP, INC. By: /s/ John F. Perotti John F. Perotti, President and Chief Executive Officer